UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

EQUINIX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lagoon Drive, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 598-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Equinix, Inc. (“Equinix”) was held on May 31, 2017 (the “Annual Meeting”) for the purpose of considering and voting on:

•	Election of ten directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•	Approval by a non-binding advisory vote of the compensation of Equinix’s named executive officers;

•	Approval by a non-binding advisory vote of the frequency with which Equinix’s stockholders will be asked to vote on the compensation of our named executive officers;

•	Approval of the material terms of long-term incentive performance awards for certain executives pursuant to Section 162(m) of the Internal Revenue Code; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

At the close of business on April 5, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 77,911,859 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 71,982,619 shares of Equinix’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the nominated directors were elected and all other proposals submitted to the Equinix stockholders were approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes
Thomas Bartlett	68,790,136	209,603	2,982,880
Nanci Caldwell	65,856,320	3,143,419	2,982,880
Gary Hromadko	67,802,033	1,197,706	2,982,880
John Hughes	67,834,900	1,164,839	2,982,880
Scott Kriens	67,032,287	1,967,452	2,982,880
William Luby	68,767,266	232,473	2,982,880
Irving Lyons, III	68,347,146	652,593	2,982,880
Christopher Paisley	54,639,728	14,360,011	2,982,880
Stephen Smith	67,646,935	1,352,804	2,982,880
Peter Van Camp	60,025,129	8,974,610	2,982,880

With respect to the proposal to approve by a non-binding advisory vote the compensation of Equinix’s named executive officers, there were 67,836,080 votes “For,” 1,029,136 votes “Against,” 134,523 abstentions and 2,982,880 Broker Non Votes.

With respect to the proposal to approve by a non-binding advisory vote the frequency with which Equinix’s stockholders will be asked to vote on the compensation of the named executive officers, there were 61,889,448 votes for “1 Year”, 9,082 votes for “2 Years”, 7,006,117 votes for “3 Years”, 95,092 abstentions and 2,982,880 Broker Non Votes.

In light of the stockholders’ recommendation that Equinix hold a vote for the approval of executive compensation on an annual basis, Equinix will include a non-binding advisory vote on the compensation of the named executive officers in its proxy materials every year until Equinix holds its next vote on the frequency of such stockholder votes on executive compensation.

With respect to the proposal to approve the material terms of long-term incentive performance awards for certain executives pursuant to Section 162(m) of the Internal Revenue Code, there were 66,477,062 votes “For”, 2,332,564 votes “Against”, 190,113 abstentions and 2,982,880 Broker Non Votes.

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2017, there were 71,045,833 votes “For,” 850,080 votes “Against” and 86,706 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 2, 2017	By:	/s/ Keith Taylor
Keith Taylor
Chief Financial Officer